Exhibit 99.2

Chaparral Energy, Inc. and subsidiaries

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial information is presented to illustrate the effect of Chaparral Energy Inc.’s (“we”, “our”, “us”, or the “Company”) sale of our North Burbank and Texas Panhandle enhanced oil recovery (“EOR”) assets in Oklahoma and Texas along with some minor assets within geographic proximity (collectively the “EOR Assets”) on our historical financial position and operating results. This pro forma information is based on the historical consolidated financial statements of the Company and should be read in conjunction with the accompanying footnotes and the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2017 has been prepared to give effect to the divestiture as if it had occurred on September 30, 2017. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 have been prepared to give effect to the divestiture as if it had occurred on January 1, 2016.

The unaudited pro forma consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected here in the unaudited consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma consolidated financial statements were prepared. We believe our current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available.

The unaudited pro forma consolidated financial information gives effect to the following (in thousands):

a)

On October 13, 2017, we entered into a purchase and sale agreement with Perdure Petroleum, LLC., for the sale of our EOR Assets for total cash consideration, subject to normal and customary closing adjustments, of $170,000 plus certain contingent payments. The sale closed on November 17, 2017, and based on preliminary estimates of closing adjustments, we received proceeds of $163,380. The effective date of the purchase is June 1, 2017.

b)

We utilized the proceeds received from the sale to repay in full the outstanding balance on our second- out term loan (the “Term Loan”)  of $149,192 and to repay $10,900 on our first-out revolving facility (the “Revolver”), both components of our  Ninth Restated Credit Agreement, dated as of March 21, 2017, by and among, Chaparral Energy, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and The Lenders and Prepetition Borrowers Party thereto (the “Credit Facility”)

c)

Pursuant to full-cost accounting rules, we have determined that the divestiture would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to our single cost center if no adjustment were made for the gain or loss on the divestiture. Consequently we have calculated the book value of oil and natural gas assets divested based on the relative fair values of assets sold versus those retained in order to recognize the corresponding loss on sale.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Chaparral Energy, Inc. and subsidiaries

Unaudited pro forma consolidated balance sheets

September 30, 2017

(in thousands, except share data)	As Reported	Pro Forma Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$22,395	$1,768	(1)	$24,163
Accounts receivable, net	63,952	—		63,952
Inventories, net	4,207	(220)	(2)	3,987
Prepaid expenses	2,161	—		2,161
Derivative instruments	8,130	—		8,130
Total current assets	100,845	1,548		102,393
Property and equipment, net	52,766	(70)	(2) (7)	52,696
Oil and natural gas properties, using the full cost method:
Proved	707,938	(176,816)	(2) (6) (7)	531,122
Unevaluated (excluded from the amortization base)	599,885	(30,072)	(6)	569,813
Accumulated depreciation, depletion, amortization and impairment	(59,157)	—		(59,157)
Total oil and natural gas properties	1,248,666	(206,888)		1,041,778
Derivative instruments	5,990	—		5,990
Other assets	3,082	(1,477)	(2)	1,605
Total assets	$1,411,349	$(206,887)		$1,204,462
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$65,069	$(5,011)	(2)	$60,058
Accrued payroll and benefits payable	9,466	2,024	(3)	11,490
Accrued interest payable	404	—		404
Revenue distribution payable	15,574	—		15,574
Long-term debt and capital leases, classified as current	4,758	(1,500)	(1)	3,258
Derivative instruments	—			—
Total current liabilities	95,271	(4,487)		90,784
Long-term debt and capital leases, less current maturities	319,696	(157,941)	(1) (4)	161,755
Derivative instruments	—	—		—
Deferred compensation	561	—		561
Asset retirement obligations	60,614	(27,144)	(2)	33,470
Liabilities subject to compromise	—	—		—
Commitments and contingencies
Stockholders’ equity (deficit):
Successor Class A Common stock, $0.01 par value, 180,000,000 shares authorized and 38,907,573 shares issued and outstanding as of September 30, 2017	389	—		389
Successor Class B Common stock, $0.01 par value, 20,000,000 shares authorized and 7,871,512 shares issued and outstanding as of September 30, 2017	79	—		79
Successor additional paid in capital	952,172			952,172
Accumulated deficit	(17,433)	(17,315)	(5)	(34,748)
Total stockholders' equity (deficit)	935,207	(17,315)		917,892
Total liabilities and stockholders' equity (deficit)	$1,411,349	$(206,887)		$1,204,462

See accompanying notes.

Chaparral Energy, Inc. and subsidiaries

Unaudited pro forma consolidated statements of operations

For the nine months ended September 30, 2017

	Successor	Predecessor
(in thousands)	Period from March 22, 2017 through September 30, 2017 As Reported	Period from January 1, 2017 through March 21, 2017 As Reported	Pro Forma Adjustments		As Adjusted
Revenues - commodity sales	$157,803	$66,531	$(78,185)	(8)	$146,149
Costs and expenses:
Lease operating	51,527	19,941	(32,181)	(8)	39,287
Transportation and processing	6,370	2,034	(4)	(8)	8,400
Production taxes	8,235	2,417	(4,764)	(8)	5,888
Depreciation, depletion and amortization	66,432	24,915	(38,103)	(9)	53,244
Loss on impairment of oil and gas assets	—	—	—		—
Loss on impairment of other assets	—	—	—		—
General and administrative	24,641	6,843	—		31,484
Liability management	—	—	—		—
Cost reduction initiatives	155	629	—		784
Total costs and expenses	157,360	56,779	(75,052)		139,087
Operating income (loss)	443	9,752	(3,133)		7,062
Non-operating (expense) income:
Interest expense	(10,984)	(5,862)	5,996	(10)	(10,850)
Derivative (losses) gains	(4,089)	48,006	—		43,917
Write-off of Senior Note issuance costs, discount and premium	—	—	—		—
Other (expense) income, net	(180)	1,373	2,612	(11)	3,805
Net non-operating (expense) income	(15,253)	43,517	8,608		36,872
Reorganization items, net	(2,548)	988,727	—	(13)	986,179
(Loss) income before income taxes	(17,358)	1,041,996	5,475		1,030,113
Income tax expense	75	37	—	(12)	112
Net (loss) income	$(17,433)	$1,041,959	$5,475		$1,030,001

See accompanying notes.

Chaparral Energy, Inc. and subsidiaries

Unaudited pro forma consolidated statements of operations

For the year ended December 31, 2016

(in thousands)	As Reported	Pro Forma Adjustments		As Adjusted
Revenues - commodity sales	$252,152	$(90,877)	(8)	$161,275
Costs and expenses:
Lease operating	90,533	(41,952)	(8)	48,581
Transportation and processing	8,845	(5)	(8)	8,840
Production taxes	9,610	(4,582)	(8)	5,028
Depreciation, depletion and amortization	122,928	(49,437)	(9)	73,491
Loss on impairment of oil and gas assets	281,079	—		281,079
Loss on impairment of other assets	1,393	—		1,393
General and administrative	20,953	—		20,953
Liability management	9,396	—		9,396
Cost reduction initiatives	2,879	—		2,879
Total costs and expenses	547,616	(95,976)		451,640
Operating (loss) income	(295,464)	5,099		(290,365)
Non-operating (expense) income:
Interest expense	(64,242)	7,208	(10)	(57,034)
Gain on extinguishment of debt	—	—		—
Non-hedge derivative (losses) gains	(22,837)	—		(22,837)
Write-off of Senior Note issuance costs, discount and premium	(16,970)	—		(16,970)
Other income, net	411	3,482	(11)	3,893
Net non-operating (expense) income	(103,638)	10,690		(92,948)
Reorganization items, net	(16,720)	—	(13)	(16,720)
(Loss) income before income taxes	(415,822)	15,789		(400,033)
Income tax (benefit) expense	(102)	—	(12)	(102)
Net (loss) income	$(415,720)	$15,789		$(399,931)

See accompanying notes.

Chaparral Energy, Inc. and subsidiaries

Notes to unaudited pro forma consolidated financial statements

(in thousands)

Basis of presentation

On October 13, 2017, we entered into a purchase and sale agreement with Perdure Petroleum, LLC. (the “Buyer”), for the sale of our EOR Assets for total cash consideration, subject to normal and customary closing adjustments, of $170,000 plus certain contingent payments. The sale closed on November 17, 2017, and based on preliminary estimates of closing adjustments, we received proceeds of $163,380. The effective date of the purchase is June 1, 2017

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been prepared to give effect to the divestiture as if it had occurred on September 30, 2017 for the unaudited pro forma consolidated balance sheet and on January 1, 2016 for the unaudited pro forma consolidated statements of operations.

Pro forma adjustments

The unaudited pro forma consolidated financial statements reflect the following adjustments:

Balance sheet adjustments

(1)

The funds flow reflects proceeds received on the sale of the EOR Assets, net of estimated closing adjustments and the utilization of the proceeds to repay in full the outstanding balance on our Term Loan and to pay down the outstanding balance on our Revolver.

Gross cash proceeds	$170,000
Less estimated closing and post-closing adjustments	(6,620)
Net proceeds	163,380
Less selling costs	(1,520)
Repayment of Term Loan (a)	(149,192)
Repayment of Revolving Credit Facility	(10,900)
Net cash	$1,768

__________________________________________________

(a)	The current portion of the Term Loan is $1,500.

(2)	Reflects the application of net proceeds from the sale and the resulting loss on disposition.
Net proceeds	$163,380
Selling costs	(1,520)
Net investment in commodity inventory	(220)
Net investment in property and equipment	(14,451)
Book value of oil and natural gas properties sold based on fair value allocation	(192,507)
Net investment in other assets	(1,477)
Asset retirement obligations (a)	32,155
Net loss on disposition of assets	$(14,640)

_____________________________________________________

(a)	The current portion of the related asset retirement obligation is $5,011.

(3)	Reflects our accrual for the estimated incremental severance costs for employees terminated as a result of the divestiture.
(4)	Reflects the write-off of original issue discount of $651 on the Term Loan currently reflected as a contra amount within “Long-term debt and capital leases, less current maturities.”

(5)	Reflects the net impact to retained earnings as follows:

Net loss on disposition of assets	$(14,640)
Severance costs accrued	(2,024)
Writeoff original issue discount on the Term Loan	(651)
$(17,315)

(6)	Reflects the transfer of the amount within unproved oil and gas property related to the EOR assets from unproved properties to the amortization base of $30,072.
(7)

We have operating leases and capital leases for CO2 compressors utilized in EOR operations. In conjunction with the sale, we have entered into subleases with the Buyer for all our leased compressors, although we will remain the primary obligor on the leases. The subleases, all of which are to be treated as operating leases, have been structured such that payments received from the sublessee will equal payments we make to the original lessor and hence we will not incur a sublease loss. As they will no longer be providing service with respect to our exploration and production activities, the compressors under our capital leases will be reclassified out of the full cost pool into property plant and equipment on our pro forma consolidated balance sheets. The amount reclassified of $14,381 represents the hypothetical book value of these compressors assuming they had been a component of plant, property and equipment when they were initially placed in service.

Statement of operations adjustments

(8)	Reflects adjustments to remove direct revenues and expenses associated with the EOR Assets sold.
(9)

Reflects reductions in units of production amortization of our oil and natural gas reserves, depreciation of plant, property and equipment and accretion of asset retirement obligations partially offset by depreciation of CO2 compressors subleased to the buyer (see item (7) above).  Amortization of our oil and natural gas reserves would have been lower due to decreased production volumes and a lower amortization rate upon adjustments to remove the oil and natural gas reserves, future development costs, book value of oil and gas assets sold as determined by fair value allocation, and the CO2 compressors under capital leases.  Depreciation of plant, property and equipment and accretion of asset retirement obligations would have been lower due to the due to the conveyance of the associated assets and liabilities to the Buyer.

(10)	Reflects a reduction in interest expense as a result of lower outstanding debt balance upon utilization of the sale proceeds to repay debt.
(11)

As a result of the CO2 compressor subleases we have entered into (described in item (7) above), we will receive rental revenue which will be recorded as a component of other income. Expenses with respect to our original operating leases will be recorded as a component of other income. Expenses with respect to our original capital leases are in the form of depreciation and interest. The revenue and expense components of our subleases are as follows:

	Year ended	Nine months ended
	December 31, 2016	September 30, 2017
Sublease revenue recorded to other income (a)	$4,669	$3,596
Operating lease payments to lessor	(1,187)	(984)
Adjustment to other income	$3,482	$2,612
Expenses associated with capital leases
Interest expense (b)	$690	$456
Depreciation on capital lease asset (c)	2,530	1,898

_______________________________________________________________

(a)	Represents sublease revenue on CO2 compressors for which we remain the primary obligor under both operating and capital leases.
(b)	Interest expense on our capital lease obligations are reflected in the historical amounts in our statements of operations.
(c)	See item (9) above
(12)

Our historical income taxes expense during the Successor and Predecessor periods in 2017 as well as during the Predecessor 12 months ended December 31, 2016, reflect our obligation for Texas margin tax on gross revenues less certain deductions.

The impact of the EOR Asset sale will not result in a material change to the historical amounts and therefore no adjustments have been made. The Company currently has sufficient net operating loss carryforwards to offset any pro forma net income contemplated herein although the net operating loss carryforwards are currently fully offset by a valuation allowance. Similarly, deferred tax assets that arise from any pro forma contemplated net losses will be subject to a full valuation allowance. Therefore no pro forma adjustments to income tax expense are necessary.

(13)

Pursuant to the Securities and Exchange Commission’s requirement that infrequent or nonrecurring items included in the underlying historical financial statements that are not directly affected by the transaction be left intact instead of being eliminated, we did not adjust “Reorganization items, net” for the potential effects the EOR Asset sale may have had on our fresh start valuations upon our emergence from bankruptcy, nor do we believe such adjustment to be meaningful.